Limited Power of Attorney for Section 16 Reporting Obligations
Know all by these presents, that the undersigned hereby makes, constitutes and appoints each of
Margaret K. Seif (Legal), David A. Zinsner (Finance), Kristin S. Caplice (Legal), Kevin P. I^nouette
(Legal), Fran Sarro (Treasury), Michael A. Simone (Legal), Elizabeth Black (WilmerHale) and Mark
Devine (WilmerHale), signing singly and each acting individually, as the undersigned's true and lawful attorney-in-fact with full power and authority as hereinater described to:
(1)
                                   execute for and on behalf of the undersigned,
  in the undersigned's capacity as an oficer
and/or director of Analog Devices, Inc.
                                   (the "Company"), Forms 3, 4, and 5 (including
  any amendments
thereto) in accordance with Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder
(the "Exchange Act");
(2)
                                   do and perform any and all acts for and on
behalf of the undersigned which may be
necessary or desirable to prepare, complete and execute any such Form 3, 4, or 5, prepare, complete and execute any amendment or amendments thereto, and timely deliver and ile such form with the United
States Securities and Exchange Commission (the "SEC") and any stock exchange or similar authority, including without limitation the iling of a Form ID, including amendments thereto, or any other application materials to enable the undersigned to gain or maintain access to the Electronic Data
Gathering Analysis and Retrieval ("EDGAR") system of the SEC and any and all successor systems to the EDGAR system;
(3)
                                   seek or obtain, as the undersigned's
representative and on the undersigned's behalf,
information regarding transactions in the Company's securities rom any third party, including brokers, employee beneit plan administrators and trustees, and the undersigned hereby authorizes any such person to release any such information to such attorney-in-fact and approves and ratiies any such release of information; and
(4)
                                   take any other action of any type whatsoever
in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of beneit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.
The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and conirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, arc not assuming nor relieving, nor is the Company assuming nor relieving, any of the undersigned's responsibilities to comply with Section 16 of the Exchange Act. The undersigned acknowledges that neither the Company nor the foregoing attorneys-in-fact assume
  (i) any liability for the
undersigned's responsibility to comply with the requirement of the Exchange Act,
  (ii) any liability of the
undersigned for any failure to comply with such requirements, or (iii) any obligation or liability of the undersigned for proit disgorgement under Section 16(b) of the Exchange Act.
This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to ile Forms 3, 4, and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered
to the foregoing attorneys-in-fact.
USIIXX'S7784776v2




IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this
          30th day of December, 2010.   I
Signature
Print Name
ILimited Power of Attorneyfor Section 16 Filings]